Amendment No. 1 to Loan Facility Letter

         This Amendment No. 1, dated as of 22 February 2001, to that certain Loan Facility Letter, dated 25 September 2000, between Andrew H. Baker and Huntingdon Life Sciences Group plc (the "Facility Letter"), hereby amends the Facility Letter as follows :

1. Paragraph 3.1 of the Facility Letter is hereby amended by deleting the second sentence thereof and replacing it with the following: "Interest calculated in accordance with this paragraph 3.1 or paragraph 3.2 shall be payable monthly in arrears, effective with the payment of interest accrued for the month of January 2001."


Accepted and agreed:


/s/ Andrew Baker
--------------------------------
Andrew Baker
Date:


--------------------------------
for and on behalf of Huntingdon Life
Sciences Group plc